PRESS RELEASE	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 americanrailcar.com
636.940.6000

FOR RELEASE:	February 5, 2018

AMERICAN RAILCAR INDUSTRIES, INC.
NAMES JOHN O'BRYAN PRESIDENT AND CHIEF EXECUTIVE OFFICER

ST. CHARLES, MO (February 5, 2018) - American Railcar Industries, Inc. (NASDAQ: ARII) (“ARI” or the “Company”) today announced that ARI’s Board of Directors has appointed John O’Bryan as the Company’s President and Chief Executive Officer. The Board of Directors had appointed Mr. O’Bryan as the President and Interim Chief Executive Officer on January 1, 2018.

ARI’s Chairman of the Board of Directors, SungHwan Cho, stated “We are pleased to appoint John as President and Chief Executive Officer of ARI. John joined ARI as Chief Commercial Officer in June 2017 and has already made great strides in building a leading sales team. John has demonstrated significant leadership and has deep industry expertise with 29 years of experience. We are confident in John’s ability to lead ARI to continued success.”

Prior to joining ARI, Mr. O’Bryan was President and CEO of American Railcar Leasing, a leading railcar leasing company with over 35,000 railcars under management; President of Mitsui Rail Capital, a railcar leasing company; and Chief Operating Officer and Chief Financial Officer of Rescar, a rail services company providing repair and logistics services at over 90 locations.

About American Railcar Industries, Inc.

ARI is a prominent North American designer and manufacturer of hopper and tank railcars. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. ARI manufactures and sells railcars, custom designed railcar parts, and other industrial products. ARI and its subsidiaries also lease railcars manufactured by the Company to certain markets. In addition, ARI and its subsidiaries provide railcar repair services through its various repair facilities, including mini-shops and mobile units, offering a range of services from full to light repair. More information about American Railcar Industries, Inc. is available on its website at americanrailcar.com or call the Investor Relations Department, 636.940.6000.

Forward Looking Statement Disclaimer

This press release contains statements relating to the Company's expected financial performance, objectives, long-term strategies and/or future business prospects, events and plans that are forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding: leadership roles and capability and the Company’s strategic objectives and long-term strategies. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Potential risks and uncertainties that could adversely affect our business and prospects include without limitation: the ability to manage the day-to-day aspects of the Company’s business during a change in leadership; our prospects in light of the cyclical nature of our business; the health of and prospects for the overall railcar industry; the risk of being unable to market or remarket railcars for sale or lease at favorable prices or on favorable terms or at all; the highly competitive nature of the manufacturing, railcar leasing and railcar services industries; risks relating to our compliance with the FRA directive released September 30, 2016 and subsequently revised and superseded on November 18, 2016 (the Revised Directive) and the settlement agreement related thereto, any developments related to the Revised Directive and the settlement agreement related thereto or other regulatory actions and any costs or loss of revenue related thereto; risks relating to the ongoing transition of the management of our railcar leasing business from American Railcar Leasing, LLC (ARL) to in-house following completion of the sale of ARL; the impact, costs and expenses of any warranty claims to which we may be subject now or in the future; fluctuations in commodity prices, including oil and gas; the risks associated with ongoing compliance with transportation, environmental, health, safety, and regulatory laws and regulations, which may be subject to change; the variable purchase patterns of our railcar customers and the timing of completion, customer acceptance and shipment of orders, as well as the mix of railcars for lease versus direct sale; our ability to recruit, retain and train qualified personnel; our ability to manage overhead and variations in production rates; the impact of any economic downturn, adverse market conditions or restricted credit markets; our reliance upon a small number of customers that represent a large percentage of our revenues and backlog; fluctuations in the costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials we use in railcar manufacturing; the ongoing risks related to our relationship with Mr. Carl Icahn, our principal beneficial stockholder through Icahn Enterprises L.P. (IELP), and certain of his affiliates; the impact, costs and expenses of any litigation to which we may be subject now or in the future; the risks associated with our current joint ventures and anticipated capital needs of, and production capabilities at our joint ventures; the sufficiency of our liquidity and capital resources, including long-term capital needs to support the growth of our lease fleet; the impact of repurchases pursuant to our Stock Repurchase Program on our current liquidity and the ownership percentage of our principal beneficial stockholder through IELP, Mr. Carl Icahn; the conversion of our railcar backlog into revenues equal to our reported estimated backlog value; the risks and impact associated with any potential joint ventures, acquisitions, strategic opportunities, dispositions or new business endeavors; the integration with other systems and ongoing management of our enterprise resource planning system; the risks related to our and our subsidiaries' indebtedness and compliance with covenants contained in our and our subsidiaries' financing arrangements and the additional risk factors described in ARI’s filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.